Exhibit 99.1

Hillenbrand Announces Commencement and Pricing of $350 Million Senior Notes Offering

BATESVILLE, Ind., February 24, 2021 -- Hillenbrand, Inc. (NYSE: HI) has announced the commencement and pricing of its public offering of $350 million aggregate principal amount of 3.7500% senior unsecured notes due 2031 (the “Notes”). The offering is expected to close on or about March 3, 2021, subject to customary closing conditions.

Hillenbrand intends to use the net proceeds from this offering for general corporate purposes, including debt repayment, such as the partial repayment of borrowings under its $500 million term loan facility and the replenishment of available cash after such debt repayment.

HSBC Securities (USA) Inc., J.P. Morgan Securities LLC and Commerz Markets LLC are the bookrunners for the offering. The offering of the Notes is being made only by means of a prospectus. A copy of the prospectus may be obtained by calling HSBC Securities (USA) Inc. at 866-811-8049, J.P. Morgan Securities LLC at 212-834-4533 or Commerz Markets LLC at 1-800-233-9164.

This press release is not an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Hillenbrand

Hillenbrand is a global diversified industrial company with businesses that serve a wide variety of industries around the world. We pursue profitable growth and robust cash generation to drive increased value for our shareholders. Hillenbrand's portfolio includes industrial businesses such as Coperion, Milacron Injection Molding & Extrusion, and Mold-Masters, in addition to Batesville, a recognized leader in the death care industry in North America. Hillenbrand is publicly traded on the NYSE under "HI."

Forward-Looking Statements

Throughout this release, we make a number of “forward-looking statements” that are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and that are intended to be covered by the safe harbor provided under these sections. As the words imply, these are statements about future sales, earnings, cash flow, results of operations, uses of cash, financings, share repurchases, ability to meet deleveraging goals, and other measures of financial performance or potential future plans or events, strategies, objectives, beliefs, prospects, assumptions, expectations, and projected costs or savings or transactions of the Company that might or might not happen in the future, as contrasted with historical information. Forward-looking statements are based on assumptions that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’s (the “Company”) expectations and projections.

Words that could indicate that we are making forward-looking statements include the following:

intend	believe	plan	expect	may	goal	would	project
become	pursue	estimate	will	forecast	continue	could	anticipate
target	encourage	promise	improve	progress	potential	should	impact

This is not an exhaustive list, but is intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.

Here is the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors, many of which are beyond our control, could cause our performance to differ significantly from what is described in the forward-looking statements. These factors include, but are not limited to: the impact of contagious diseases such as the COVID-19 pandemic and the societal, governmental, and individual responses thereto, including supply chain disruption, loss of contracts and/or customers, erosion of some customers' credit quality, downgrades of the Company's credit quality, closure or temporary interruption of the Company's or suppliers' manufacturing facilities, travel, shipping and logistical disruptions, loss of human capital or personnel, and general economic calamities; risks that the integration of Milacron disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results; the ability to recognize the benefits of the acquisition of Milacron or any other acquisition or disposition, including potential synergies and cost savings or the failure of the Company or any acquired company to achieve its plans and objectives generally; impairment charges to goodwill and other identifiable intangible assets; the risk of business disruptions associated with information technology, cyber-attacks, or catastrophic losses affecting infrastructure; competition in the industries in which we operate, including on price or from nontraditional sources in the death care industry; impacts of decreases in demand or changes in technological advances, laws, or regulation on the revenues that we derive from the plastics industry; our reliance upon employees, agents, and business partners to comply with laws in many countries and jurisdictions; the impact of the significant amount of indebtedness of the Company and its ability to meet its de-leveraging goals; the ability of the Company to comply with financial or other covenants in its debt agreements; global market and economic conditions, including those related to the financial markets; our level of international sales and operations; cyclical demand for industrial capital goods; continued fluctuations in mortality rates and increased cremations; the dependence of our business units on relationships with several large customers and providers; the impact to the Company's effective tax rate of changes in the mix of earnings or tax laws and certain other tax-related matters; involvement in claims, lawsuits and governmental proceedings related to operations; uncertainty in the United States political environment or global trade policy; adverse foreign currency fluctuations; increased costs or unavailability of raw materials or certain outsourced services; labor disruptions; increasing competition for highly skilled and talented workers; and the effect of certain provisions of the Company's governing documents and Indiana law that could decrease the trading price of the Company's common stock. Shareholders, potential investors, and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. For a more in-depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in Part I, Item 1A of Hillenbrand's Form 10-K for the year ended September 30, 2020, filed with the Securities and Exchange Commission ("SEC") on November 12, 2020, and in Part II, Item 1A of Hillenbrand’s Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 3, 2021. The forward-looking information in this release speaks only as of the date hereof, and we assume no obligation to update or revise any forward-looking information.

CONTACTS

Corporate Communications for Hillenbrand

Paul Whitmore, Manager of Corporate Communications

Phone: 812-931-5412

E-mail: paul.whitmore@hillenbrand.com

Investor Relations for Hillenbrand
Kaveh Bakhtiari, Senior Director, Investor Relations
Phone: 812-931-5001
E-mail: kaveh.bakhtiari@hillenbrand.com

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